UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/16/2009

StellarOne Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  000-22283

VA	541829288
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

590 Peter Jefferson Parkway, Suite 250
Charlottesville, VA 22911
(Address of principal executive offices, including zip code)

(434) 964-2211
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure

On July 16, 2009, StellarOne Corporation (the "Company") announced that it will report second quarter 2009 results before the market opens on Monday, July 27, 2009. In connection with this earnings announcement, O. R. Barham, Jr., President and Chief Executive Officer, and Jeffrey W. Farrar, Executive Vice President and Chief Financial Officer, will host a conference call and simultaneous webcast at 10:00 AM ET, on Monday, July 27, 2009, to discuss results and answer questions.

To participate in the conference call, dial toll free (888) 857-6932 (no passcode required) approximately 5 to 10 minutes before the beginning of the call. If you are unable to participate at that time, a digital replay of the call will be available from 1:00 PM ET on Monday, July 27, 2009 through 12:00 AM ET on Sunday, August 2, 2009, by dialing toll free (888) 203-1112 and using passcode #4895485.

A link to the webcast is accessible via the Company's website at www.StellarOne.com under "Investor Relations."

StellarOne Corporation is a traditional community bank, offering a full range of business and consumer banking services, including trust and wealth management services. Through the activities of its sole subsidiary, StellarOne Bank, StellarOne operates 59 full-service financial centers, one loan production office, and 66 ATMs serving the New River Valley, Roanoke Valley, Shenandoah Valley, and Central and North Central Virginia.

The Common Stock of StellarOne Corporation is traded on the NASDAQ Global Select Market under the symbol STEL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

StellarOne Corporation

Date: July 17, 2009	By:	/s/ Jeffrey W. Farrar
Jeffrey W. Farrar
Executive Vice President and Chief Financial Officer